 EXHIBIT 10.6 FAHNESTOCK VINER HOLDINGS INC. FORM 8-K DATED JANUARY 17, 2003 SHAREHOLDERS AGREEMENT

SHAREHOLDERS AGREEMENT

SHAREHOLDERS AGREEMENT, dated as of December 9, 2002 (this "Agreement"), by and among (i) Fahnestock Viner Holdings Inc., an Ontario corporation (the "Company"), (ii) Albert G. Lowenthal ("Significant Shareholder I Individual"), Phase II Financial L.P., a New York limited partnership ("Significant Shareholder I L.P."), Phase II Financial Limited, an Ontario corporation ("Significant Shareholder I Limited"), The Albert G. Lowenthal Foundation (the "Foundation" and together with Significant Shareholder I Individual, Significant Shareholder I L.P., and Significant Shareholder I Limited the "Significant Shareholder I Group"), and (iii) Olga Roberts ("Significant Shareholder II Individual") and Elka Estates Limited, an Ontario corporation ("Significant Shareholder II Limited" and together with Significant Shareholder II Individual, the "Significant Shareholder II Group").

WHEREAS, the parties hereto have entered into a Stakeholders Agreement, dated as of the date hereof (the "Stakeholders Agreement"), with Canadian Imperial Bank of Commerce, a bank under the laws of Canada, for the purpose of governing certain aspects of the relationships among them; and

WHEREAS, the parties hereto desire to enter into this Agreement, in addition to the Stakeholders Agreement, for the purpose of governing certain aspects of the relationships between the Significant Shareholder I Group and the Significant Shareholder II Group.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

DEFINITIONS

Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

"Affiliate" of any Person means any other Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, "control" when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, or otherwise); and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Beneficially Own" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rules 13d-3 and 13d-5 under the Exchange Act; provided that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

"Board" means the board of directors of the Company.

"Class A Shares" means the Class A non-voting shares of the Company.

"Class B Shares" means the Class B voting shares of the Company.

"Company" shall have the meaning set forth in the Preamble.

"Co-Sale Notice" shall have the meaning set forth in Section 3.1.

"Co-Sale Offered Shares" shall have the meaning set forth in Section 3.1.

"Co-Sale Option Period" shall have the meaning set forth in Section 3.2.

"Co-Sale Right Holders" shall have the meaning set forth in Section 3.3.

"Drag Along Notice" should have the meaning set forth in Section 4.2.

"Drag Along Right" shall have the meaning set forth in Section 4.1.

"Drag Along Sale" shall have the meaning set forth in Section 4.1.

"Market Value" means the average of the last reported sale price for the Class A Shares on the NYSE for the 5 consecutive Business Days ending three Business Days prior to the Put Closing Date.

"Offeror" shall have the meaning set forth in Section 3.1.

"Ontario Securities Act" means the Securities Act (Ontario), as amended.

"Participating Shareholder" shall have the meaning set forth in Section 3.2.

"Permitted Transferee" means, with respect to the Shareholders, the following:

if such Shareholder is an individual, such Shareholder's parent, spouse, brother or sister, natural or adopted lineal descendant or spouse of such descendant including pursuant to a will or under the laws of intestacy, descent and distribution;

a trust, whether inter vivos or testamentary, limited liability company, corporation, partnership or other entity, of which only such Shareholder and/or any Person or Persons named in clause (a) above is a beneficiary, member, partner, shareholder or owner ("related entity");

the settlor or settlors or beneficiary or beneficiaries of a trust that is a related entity;

the shareholders, members, partners or owners of a corporation, limited liability company, partnership or other entity that is a related entity;

if such Shareholder is a member of Significant Shareholder I Group, any other member of Significant Shareholder I Group or any Permitted Transferee thereof; provided that Significant Shareholder I Individual maintains the power to vote or direct the voting of such transferred Class B Shares; or

if such Shareholder is a member of Significant Shareholder II Group, any other Shareholder or any Permitted Transferee thereof.

"Person" means any individual, sole proprietorship, limited liability company, joint venture, corporation, partnership, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Put Closing Date" shall have the meaning set forth in Section 5.1.

"Put Notice" shall have the meaning set forth in Section 5.1.

"Put Purchase Price" shall have the meaning set forth in Section 5.2.

"Put Right" shall have the meaning set forth in Section 5.1.

"Pro Rata Amount" means, as to a Right of Co-Sale, the number of Class B Shares obtained by multiplying the number of Class B Shares held by the Participating Shareholder immediately prior to such sale by a fraction, the numerator of which is the number of Class B Shares proposed to be sold to the Offeror by the Selling Holder, and the denominator of which is the number of Class B Shares held by the Significant Shareholder I Group immediately prior to such sale.

"Right of Co-Sale" means the right of co-sale provided to the members of Significant Shareholder II Group in Article III of this Agreement.

"Selling Holder" shall have the meaning set forth in Section 3.1.

"Shareholders" means, collectively, Significant Shareholder I Individual, Significant Shareholder I L.P., Significant Shareholder I Limited, the Foundation, Significant Shareholder II Individual, and Significant Shareholder II Limited.

"Significant Shareholder I Group" shall have the meaning set forth in the preamble hereto.

"Significant Shareholder II Group" shall have the meaning set forth in the preamble hereto.

"Stakeholders Agreement" shall have the meaning set forth in the Recitals hereto.

"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, trust or other entity of which a majority of the capital stock, equity interests or other ownership interests having ordinary voting power to elect a majority of the board of directors or elect or appoint other persons performing similar functions are at the time, directly or indirectly, owned by such Person.

"Transfer" shall have the meaning set forth in Section 2.1.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

CERTAIN COVENANTS

Transfer Restrictions

. No Shareholder may (and any purported Transfer in violation of this Agreement shall be null and void and of no force and effect), directly or indirectly (including through the Transfer of a controlling interest in a controlled Affiliate), sell, transfer, assign, grant a participation in, option, pledge, hypothecate, encumber or otherwise dispose of by operation of law or otherwise (each, a "Transfer"), any or all of its Class B Shares, except:

subject to Section 2.2(a), any Class B Shares may be Transferred to a Permitted Transferee of such Shareholder;

subject to Section 2.2(b) and Article III hereof, as applicable, upon delivery to the Company of a written opinion of legal counsel (who shall be reasonably satisfactory to the Company) addressed to the Company and in form and substance reasonably satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the U.S. Securities Act;

subject to Section 2.2(b) and Article III hereof, as applicable, upon delivery of a "no action" letter from the SEC to the effect that the making of such a Transfer without registration under the U.S. Securities Act will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or

subject to Section 2.2(b) and Article III hereof, as applicable, upon delivery to the Company of a written opinion of legal counsel (who shall be reasonably satisfactory to the Company) addressed to the Company and in form and substance reasonably satisfactory to the Company to the effect that the manner in which the proposed Transfer is to be effected (x) does not require the Company or the transferring Shareholder to file and obtain a receipt for a prospectus by virtue of compliance by the transferring Shareholder with an exemption from the prospectus requirements of the Ontario Securities Act, and (y) is exempt from the prospectus requirements of Sections 95 to 100 of the Ontario Securities Act.

Agreement to be Bound

.

No Class B Shares shall be Transferred to any Permitted Transferees unless:

such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable in form and substance to the Company, (x) to accept the Class B Shares Transferred to it subject to the terms and conditions of this Agreement, and (y) to be bound by this Agreement in the same manner as was the transferor of the Class B Shares Transferred; and

the Company shall have received (i) a written opinion of legal counsel (who shall be reasonably satisfactory to the Company) addressed to the Company and in form and substance reasonably satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the U.S. Securities Act or (ii) a "no action" letter from the SEC to the effect that the making of such a Transfer without registration under the U.S. Securities Act will not result in a recommendation by the staff of the SEC that action be taken with respect thereto or (iii) a written opinion of legal counsel (who shall be reasonably satisfactory to the Company) addressed to the Company and in form and substance reasonably satisfactory to the Company to the effect that the manner in which the proposed Transfer is to be effected (x) does not require the Company or the transferor to file and obtain a receipt for a prospectus by virtue of compliance by the transferor with an exemption from the prospectus requirements of the Ontario Securities Act, and (y) is exempt from the take-over bid requirements of Sections 95 to 100 of the Ontario Securities Act.

No Class B Shares shall be Transferred pursuant to Section 2.1(b), (c) or (d) unless such transferee (other than a Permitted Transferee) shall have agreed in writing, in a manner reasonably acceptable in form and substance to the Company, (x) to accept the Class B Shares Transferred to it subject to the terms and conditions of this Agreement, and (y) to be bound by the restrictions and obligations in this Agreement in the same manner as was the transferor of the Class B Shares Transferred.

RIGHT OF CO-SALE

Co-Sale Right. At any time that any member of Significant Shareholder I Group (the "Selling Holder") desires to Transfer any Class B Shares Beneficially Owned by it to other than a Permitted Transferee, the Selling Holder shall first deliver written notice of its desire to do so (the "Co-Sale Notice") to each member of Significant Shareholder II Group (the "Co-Sale Shareholders"). The Co-Sale Notice shall specify: (i) the name and address of the Person or Persons to which the Selling Holder proposes to Transfer the Class B Shares (the "Offeror"), (ii) the number of Class B Shares the Selling Holder proposes to Transfer (the "Co-Sale Offered Shares"), (iii) the total consideration to be delivered to the Selling Holder for the proposed Transfer and the consideration for each Class B Share the Selling Holder proposes to Transfer, and (iv) all other material terms and conditions of the proposed transaction.

Election to Participate. Each member of the Significant Shareholder II Group may within the 30 day period after delivery of the Co-Sale Notice (the "Co-Sale Option Period") notify the Selling Holder of such member's desire to participate in the sale of the Co-Sale Offered Shares and to sell, at the price per Class B Share and on the terms set forth in the Co-Sale Notice, a number of Class B Shares Beneficially Owned by such member up to such member's Pro Rata Amount. Each member of the Significant Shareholder II Group which has so notified the Selling Holder within the Co-Sale Option Period of its desire to sell Class B Shares in the transaction (a "Participating Shareholder") shall be entitled to do so, subject to cut-back as set forth in Section 3.3.

Procedure. The Selling Holder shall use its best efforts to interest the Offeror in purchasing, in addition to the Co-Sale Offered Shares, the Class B Shares which the Participating Shareholders wish to sell. If the Offeror does not wish to purchase all of the Class B Shares made available by the Selling Holder and the Participating Shareholders (the Selling Holder and the Participating Shareholders being hereinafter referred to collectively as "Co-Sale Right Holders"), then each Co-Sale Right Holder shall be entitled to sell a portion of the Class B Shares being sold to the Offeror obtained by multiplying the number of Class B Shares that the Offeror is willing to purchase by a fraction, the numerator of which is the number of Class B Shares such Co-Sale Right Holder has proposed to sell to the Offeror, and the denominator of which is the number of Class B Shares that all of the Co-Sale Right Holders have proposed to sell to the Offeror. The transaction contemplated by the Co-Sale Notice shall be consummated not later than 90 days after the expiration of the Co-Sale Option Period.

Sale of Co-Sale Offered Shares After the Expiration of the Co-Sale Right. If the members of Significant Shareholder II Group irrevocably waive their Right of Co-Sale pursuant to this Article III with respect to a specific Transfer, or otherwise do not indicate their wish to participate in such Transfer during the Co-Sale Option Period, then the Selling Holder shall have the right, but not the obligation, to secure a bona fide sale of all, but not less than all, of the Co-Sale Offered Shares to a third party and Transfer such Co-Sale Offered Shares to such third party at a price equal to the price and on terms and conditions no less favorable to the Selling Holder than the terms and conditions described in the Co-Sale Option Period; provided that such Transfer to the bona fide third party is consummated within 90 days following the Co-Sale Option Period upon the same terms and conditions as are set forth in the Co-Sale Notice (it being agreed that if such Transfer is not consummated within such 90-day period, the Selling Holder must re-commence the applicable procedures provided in this Agreement if it wishes to Transfer any Class B Shares).

DRAG ALONG RIGHT

Drag Along Right. In the event that the Significant Shareholder I Group proposes to Transfer (other than a pledge of Class B Shares in connection with a financing) all the Class B Shares Beneficially Owned by it on the date of such Transfer to a Person other than a Permitted Transferee, whether by way of a merger, consolidation, sale or exchange of securities or otherwise and the proposed Transfer is at arms length and its terms are commercially reasonable, the Significant Shareholder I Group shall have the right (the "Drag Along Right") to require the members of the Significant Shareholder II Group to Transfer all Class B Shares Beneficially Owned by them to such proposed transferee upon the same terms and conditions offered to the Significant Shareholder I Group (the "Drag Along Sale").

Drag Along Notice. Before the Significant Shareholder I Group may exercise its Drag Along Right hereunder, the Significant Shareholder I Group must give to the members of the Significant Shareholder II Group, a written notice (the "Drag Along Notice") stating (i) the Significant Shareholder I Group's bona fide intention to Transfer all of its Class B Shares and the name and address of the proposed transferee; and (ii) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Significant Shareholder I Group proposes to Transfer such Class B Shares.

Procedures. The Significant Shareholder II Group shall take all actions reasonably requested by the Significant Shareholder I Group in connection with the consummation of such sale, and within 15 Business Days of the receipt of such Drag Along Notice (or such longer period of time as the Significant Shareholder I Group shall designate in such notice), shall cause all of its Class B Shares to be sold to the designated purchaser on the same terms and conditions and for the same type and amount of consideration as the Class B Shares being sold by the Significant Shareholder I Group. In furtherance of the foregoing, in connection with a Drag Along Sale, the Significant Shareholder II Group shall (i) raise no objections against the Drag Along Sale or the process pursuant to which it was arranged, except where such Significant Shareholder II Group has a reasonable suspicion of fraud, dishonesty or misconduct in connection therewith and (ii) execute all documents containing such terms and conditions as those executed by Significant Shareholder I Group as reasonably directed by the Significant Shareholder I Group, to the extent permitted by law.

Closing of the Drag Along Sale. The closing of the Drag Along Sale shall be held at such time and place as the Significant Shareholder I Group shall specify and at least five days' notice of the time and place of the closing shall be given to the Significant Shareholder II Group. At such closing, the Significant Shareholder II Group shall deliver certificates representing the Class B Shares to be Transferred and such Class B Shares shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to applicable federal and state securities laws or by the buyer thereof) and the Significant Shareholder II Group shall so represent and warrant.

Other Rights. If a Significant Shareholder I Group exercises its Drag Along Right, the Significant Shareholder II Group required to participate in such Transfer shall have no rights under Articles IV or VI of this Agreement with respect to such Transfer.

PUT RIGHT

Put Right. Subject to the terms and conditions hereof for so long as the Significant Shareholder II Group holds any Class B Shares, it shall be entitled, in its sole discretion, by giving written notice (the "Put Notice") to the Significant Shareholder I Group, to require the Significant Shareholder I Group to purchase at the Put Purchase Price (the "Put Right"), any of the Class B Shares Beneficially Owned by it. The Put Notice shall specify such amount of Class B Shares to be sold, shall contain a commitment to sell such Class B Shares in the manner set forth in this Section 5.1 and shall specify the date (the "Put Closing Date") such Class B Shares are to be sold (which date shall be 13 Business Days after the Put Notice is delivered or, if such date is not a Business Day, the following Business Day). Notwithstanding anything contained herein to the contrary, the Significant Shareholder II Group shall have the right to withdraw any Put Notice and to cancel the sale of the Class B Shares pursuant thereto by delivering a written notice of its desire to do so to the Significant Shareholder I Group no later than 2 Business Days prior to the Put Closing Date.

Put Purchase Price. The purchase price for any Class B Share being purchased pursuant to a Put Right (the "Put Purchase Price") shall be equal to the Market Value multiplied by the number of Class B Shares being sold pursuant to such Put Right.

Put Right Closing. The consummation of the transactions pursuant to an exercised Put Right shall take place on the Put Closing Date in accordance with this Section 5.3. On the Put Closing Date, the Significant Shareholder I Group shall pay the Put Purchase Price to the Significant Shareholder II Group by cashier's check or wire transfer of immediately available funds to an account or accounts designated by the Significant Shareholder II Group in exchange for the Class B Shares being purchased. The consideration for the Class B Shares sold pursuant to the Put Right shall be divided pro rata between the members of the Significant Shareholder II Group based on the relative amounts of Class B Shares sold by each such member or as such members may otherwise agree. The purchase of the Class B Shares pursuant to the Put Right and the payment of the Put Purchase Price shall be made pro rata by the members of the Significant Shareholder I Group based on the relative amounts of Class B Shares Beneficially Owned by each such member of the Significant Shareholder I Group or as such members may otherwise agree. The Significant Shareholder II Group shall cause the Class B Shares being purchased to be delivered to the Significant Shareholder I Group at the closing free and clear of all liens, charges or encumbrances of any kind. The Significant Shareholder II Group shall take all such actions as the Significant Shareholder I Group reasonably requests to vest in the Significant Shareholder I Group title to the Put Securities being purchased free of any lien, charge or encumbrance incurred by or through the Significant Shareholder II Group.

Trading Restrictions. Each of the Shareholders agrees that he, she or it shall refrain from, during the period between the date on which the Put Notice is delivered and three Business Days prior to the Put Closing Date, (a) trading Class A Shares or (b) taking any action with the intent of, directly or indirectly, manipulating or otherwise influencing the market value of the Class A Shares.

MISCELLANEOUS PROVISIONS

Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to their subject matter. This Agreement supersedes all prior agreements (including the Shareholders' Agreement, dated the 16th day of October, 1985, among Significant Shareholder I Limited, Significant Shareholder II Limited and the Company, which shall terminate as of the date hereof and be of no further force or effect) and understandings, oral and written, with respect to its subject matter.

Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by recognized overnight courier or by facsimile transmission (receipt of which is confirmed):

(i) if to the Company, to:

Fahnestock Viner Holdings Inc.
20 Eglinton Avenue West
Suite 1110, Box 2015
Toronto Ontario M4R 1K8
CANADA
Fax: (416) 322-7007
Attention: E.K. Roberts

with a copy to:

Borden Ladner Gervais LLP
Scotia Plaza, Suite 4400
40 King Street West
Toronto, Ontario M5H 3Y4
CANADA
Attention: A. Winn Oughtred, Esq.
Telephone: (416) 367-6247
Facsimile: (416) 361-7076
Email: woughtred@blgcanada.co

(ii) if to Significant Shareholder I Individual, Significant Shareholder I L.P., Significant Shareholder I Limited or the Foundation:

Phase II Financial Ltd.
c/o Fahnestock & Co., Inc.
125 Broad Street
New York, NY 10004
Fax: (212) 943-8728
Attention: Albert G. Lowenthal

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-6522
Fax: (212) 735-2000
Attention: Patricia Moran, Esq.

(iii) if to Significant Shareholder II Individual or Significant Shareholder II Limited:

Elka Estates Limited
c/o Fahnestock Viner Holdings, Inc.
20 Eglinton Avenue West
Toronto, Ontario M4R 1K8 CANADA
Fax: (416) 322-7007
Attention: E.K. Roberts

with a copy to:

Borden Ladner Gervais LLP
Scotia Plaza, Suite 4400
40 King Street West
Toronto, Ontario M5H 3Y4
CANADA
Attention: A. Winn Oughtred, Esq.
Telephone: (416) 367-6247
Facsimile: (416) 361-7076
Email: woughtred@blgcanada.co

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered, on the third Business Day following the date on which so mailed, on the Business Day following the date on which delivered to the overnight courier service and on the date on which faxed and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns. Except for Transfers in accordance with Article II, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by (i) any member of Significant Shareholder I Group without the consent of the Significant Shareholder II Group and the Company, and (ii) any member of Significant Shareholder II Group, without the prior written consent of the Significant Shareholder I Group and the Company.

Third-Party Beneficiaries. This Agreement is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

Recapitalization, Etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Class A Shares or Class B Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to Shareholders or combination of the Class A Shares or the Class B Shares or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, the original rights and obligations of the parties hereto under this Agreement.

Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each party. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Fees and Expenses. Except as otherwise contemplated in this Agreement, whether or not this Agreement and the transactions contemplated hereby are consummated, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, in anticipation of, or in the enforcement of, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Termination. The covenants and agreements contained in this Agreement shall terminate only expressly in accordance with their respective terms. This Agreement shall terminate and the rights and obligations of the parties hereto shall have no force or effect upon the date as of which either the Significant Shareholder I Group or the Significant Shareholder II Group no longer Beneficially Owns any Class B Shares.

Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE PROVINCE OF ONTARIO APPLICABLE HERETO.

Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Consent to Jurisdiction. Each of the parties hereto expressly and irrevocably (a) consents to submit itself to the exclusive jurisdiction of the Ontario Superior Court of Justice in Toronto in the event any dispute arises out of or relates to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request or leave from such court, including, without limitation, a motion to dismiss on the grounds of forum non conveniens, (c) agrees that it will not bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such court, and (d) waives any right to a trial by jury with respect to any claim, counterclaim or action arising out of or in connection with this Agreement or the transactions contemplated hereby.

Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Construction.

For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the words "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, and exhibits and schedules of this Agreement unless otherwise specified, (iii) the words "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (iv) the word "or" shall not be exclusive and (v) the Company and the Significant Shareholders (and any other Person who becomes party hereto as permitted hereby) will be referred to herein individually as a "party" and collectively as "parties."

The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Any reference to any federal, provincial, state, local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

7.17 Conflicts with Stakeholders Agreement. In the event that any provision contained in this Agreement conflicts with any provision contained in the Stakeholders Agreement, the provisions contained in the Stakeholders Agreement shall control.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

FAHNESTOCK VINER HOLDINGS INC.

By: /s/ A.G. Lowenthal

Name: A.G. Lowethal

Title:

/s/ A.G. Lowenthal

Albert G. Lowenthal

PHASE II FINANCIAL L.P.

By: /s/ A.G. Lowenthal

Its: General Partner

PHASE II FINANCIAL LIMITED

By: /s/ A.G. Lowenthal

Name: A.G. Lowenthal

Title:

THE ALBERT G. LOWENTHAL FOUNDATION

By: /s/ A.G. Lowenthal

Name: A.G. Lowenthal

Title:

/s/ Olga Roberts

Olga Roberts

ELKA ESTATES LIMITED

By: /s/ Olga Roberts

Name: Olga Roberts

Title: